Exhibit 1.01

Orbital ATK, Inc.
Conflict Minerals Report
for the Year Ended December 31, 2014

Explanatory Note

This report (the “Report”) of Orbital ATK Inc. (the "Company", "we", "us" or "our"), for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934. The rule imposes certain disclosure obligations on Securities Exchange Commission (“SEC”) registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of such products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) and are not solely from scrap or recycled sources, the registrant must conduct due diligence on the source and chain of custody of such conflict minerals. The registrant must submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.  The efforts described below were undertaken on the products manufactured by us in 2014. This year’s report is not subject to an independent private sector audit as permitted by SEC rules.

Company and Product Overview

I.	Introduction

Orbital ATK, Inc. is an aerospace and defense company that operates in the United States and internationally. Prior to February 9, 2015, the Company was known as Alliant Techsystems Inc. (“ATK”). On February 9, 2015, the Company completed the spin-off of its Sporting Group into a separate stand-alone public company called Vista Outdoor Inc. Immediately following the Spin-off, the Company combined with Orbital Sciences Corporation (“Orbital”) through the merger of a subsidiary of the Company with Orbital (the “Merger”), and the Company’s name was changed to Orbital ATK, Inc. The Company designs, builds and delivers space, defense and aviation-related systems to customers around the world both as a prime contractor and as a merchant supplier. Its main products include launch vehicles and related propulsion systems; satellites and associated components and services; composite aerospace structures; tactical missiles, subsystems and defense electronics; and precision weapons, armament systems and ammunition.

Certain Orbital ATK products (“Covered Products”) contain materials and components that use tin, tantalum, tungsten and/or gold (“3TG”). Due to the depth of the supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores; the efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain. The amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us. We have taken steps to identify the applicable smelters and refiners of such 3TG metals in our supply chain; however, we believe that the smelters and refiners of the 3TG metals contained in the Covered Products are best situated to identify the sources and countries of origin of the 3TG metals they use. We rely on our suppliers to provide us with information on the origin of any conflict minerals contained in components and materials supplied to us.

II.	Reasonable Country of Origin Inquiry

The Company’s overall compliance program included conducting a reasonable country of origin inquiry (“RCOI”) as required by the SEC and related processes for surveying our supply chain to ascertain the origin of the 3TG in our products. Because the Merger occurred following the completion of calendar year 2014, both the Company and Orbital were already far along in their processes for surveying their supply chains. Consequently, management of the combined company determined to continue each of the two review processes in parallel. Because both companies’ approaches were very similar, the information provided herein is presented on a consolidated basis.

In furtherance of the RCOI process, suppliers for the Company and Orbital were each asked to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (“EICC-GeSI”) Conflict Minerals Common Reporting Template. The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

Upon receipt of templates, we reviewed questionnaires received for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed. We identified a list of smelters/refiners, and their countries of origin, that potentially supplied 3TG utilized in our manufactured products. As many of the responses received from our suppliers were at a level higher than only those products procured to us, it is possible that the list includes smelters/refiners which do not provide 3TG utilized in our manufactured products.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

III.	Design of Due Diligence Framework

We designed our due diligence framework to conform in all material respects with the Organisation for Economic Co-operation and Development (OECD), Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition.

IV.	Due Diligence Measures Performed by Orbital ATK

Due diligence measures performed included, but are not limited to, the following:

•Maintaining a multi-disciplinary internal team to implement our due diligence measures. Our Conflict Minerals project team is headed by our Supply Chain Council, consisting of supply chain leadership, and includes other members of our supply chain, engineering, finance and legal departments. The team met regularly to discuss the due diligence process and progress.

•Maintaining a database that was internally developed to store our supply chain Conflict Minerals records, including all returned templates.

•Reporting to senior management on the status of our survey and due diligence processes.

•Communicating our policy on Conflict Minerals to direct suppliers.

•Using a third party service, comparing smelters and refiners identified by suppliers to the Conflict Free Smelter Initiative lists of validated conflict free and verified facilities and the U.S. Department of Commerce “Reporting Requirements Under Section 1502(d)(3)(C) of the Dodd-Frank Act World-Wide Conflict Mineral Processing Facilities.”

•Publicly reporting the results of our due diligence through our Form SD and Conflict Minerals Report filed with the SEC and available on our website.

V.	Product Determination

We received inconclusive data from our direct suppliers and material source information is still developing. Therefore, we are unable to make a definitive determination about the source of the tin, tungsten, tantalum or gold in our products. At the same time, we received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold in our Covered Products directly or indirectly financed or benefited armed groups in the DRC or adjoining countries. We are unable to definitively link the identified smelters/refiners to only those products/materials in our supply chain; therefore our smelter/refiner list likely contains more processing facilities than are actually in our supply chain. In addition, some suppliers disclosed to us that scrap/recycled sources of 3TG were identified in their supply chains and did not require due diligence.

VI.	Product Description

The products subject to the disclosure are flight systems, launch vehicles, aerospace structures, armament systems, defense electronic systems, missile products, small-caliber systems, and satellite and space systems.

VII.	Reporting of Facilities

We identified the following smelters/refiners that have achieved Conflict Free designation by the Conflict Free Smelter Initiative (CFSI) or an audit program with which CFSI has mutual recognition, are actively in the process of obtaining the designations, or for which we independently obtained country of origin information:

Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Minerção
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asaka Riken Co Ltd
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Baiyin Nonferrous Group Co.,Ltd.
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Barrick Gold Corporation
Gold	Bauer Walser AG
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	China Gold International Resources Corp. Ltd.
Gold	China National Gold Group Corporation
Gold	Chugai Mining
Gold	Codelco
Gold	Colt Refining
Gold	Daejin Indus Co. Ltd
Gold	Do Sung Corporation
Gold	Doduco
Gold	Dowa Mining Co., Ltd.
Gold	Eco-System Recycling Co., Ltd.
Gold	Eldorado Gold Corporation
Gold	ESG Edelmetall-Service GmbH & Co. KG
Gold	Faggi S.p.A.
Gold	FSE Novosibirsk Refinery
Gold	Gansu Seemine Material Hi-Tech Co Ltd
Gold	Geib Refining Corp
Gold	Guangdong Jinding Gold Limited
Gold	Guangdong Mingfa Precious Metals Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.

Gold	Harmony Gold Mining Company Limited
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hwasung CJ Co. Ltd
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	Jinlong Copper Co., Ltd.
Gold	Johnson Matthey Inc
Gold	Johnson Matthey Ltd
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazzinc Inc.
Gold	Kennecott Utah Copper LLC
Gold	Kojima Chemicals Co., Ltd
Gold	Korea Metal Co. Ltd
Gold	Kyrgyzaltyn JSC
Gold	L' azurde Company For Jewelry
Gold	Lingbao Gold Company Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd
Gold, Tungsten	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd
Gold	Metalor Technologies (Singapore) Pte. Ltd.
Gold	Metalor Technologies (Suzhou) Co Ltd
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Met-Mex Peñoles, S.A.
Gold, Tin	Mitsubishi Materials Corporation
Gold, Tantalum	Mitsui Mining and Smelting Co., Ltd.
Gold	Morris and Watson Ltd
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. LTD
Gold	Nittetsu Mining Co., Ltd.
Gold	Ohio Precious Metals, LLC
Gold	Ohura Precious Metal Industry Co., Ltd
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery

Gold	PAMP SA
Gold	Pan Pacific Copper Co. Ltd.
Gold	Penglai Penggang Gold Industry Co Ltd
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	SAFINA, a.s
Gold	Samduck Precious Metals
Gold	SAMWON METALS Corp.
Gold	Schöne Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Hutti Gold Mines Company Limited
Gold	The Refinery of Shandong Gold Mining Co. Ltd
Gold	Tokuriki Honten Co., Ltd
Gold	Torecom
Gold	Umicore Brasil Ltda
Gold	Umicore Precious Metals Thailand
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.
Gold	Yokohama Metal Co Ltd
Gold	Yunnan Copper Industry Co Ltd
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co. Ltd
Tantalum	AMG Advanced Metallurgical Group
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Duoluoshan Sapphire Rare Metal Co., Ltd.
Tantalum	Ethiopian Minerals Development Share Company
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource., Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	Kemet Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India (Pvt.) Ltd.
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	QuantumClean
Tantalum	RFH Tantalum Smeltry Co., Ltd
Tantalum	Shanghai Jiangxi Metals Co., Ltd.
Tantalum	Taki Chemicals
Tantalum	Telex
Tantalum	Ulba
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd
Tantalum	Zhuzhou Cement Carbide
Tin	Alpha
Tin	Chengfeng Metals Co Pte Ltd
Tin	China Rare Metal Materials Company
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co. Ltd.
Tin	Colonial Metals, Inc
Tin	Complejo Metalurgico Vinto S.A.
Tin	Cooper Santa
Tin	CSC Pure Technologies
Tin	CV Duta Putra Bangka
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Prima Timah Utama
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	Electroloy Metal Pte
Tin	Empresa Metallurgica Vinto
Tin	Estanho de Rondônia S.A.

Tin	Federal Metal Company
Tin	Feinhutte Halsbrucke GmbH
Tin	Fenix Metals
Tin	Foshan Nanhai Tong Ding Metal Company. Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.
Tin	Gejiu Zi-Li
Tin	Heraeus Materials Technology GmbH & Co. KG
Tin	Huichang Jinshunda Tin Co. Ltd
Tin	Hyundai-Steel
Tin	Jean Goldschmidt International SA
Tin	Jiangxi Nanshan
Tin	Kai Unita Trade Limited Liability Company
Tin	Koki Products Co., Ltd.
Tin	Kovohutì Pøíbram
Tin	Linwu Xianggui Smelter Co
Tin	Magnu's Minerais Metais e Ligas LTDA
Tin	Malaysia Smelting Corporation (MSC)
Tin	Materials Eco-Refining CO.,LTD
Tin	Melt Metais e Ligas S/A
Tin	Metallo Chimique
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Nankang Nanshan Tin Co., Ltd.
Tin	Nathan Trotter & Co., Inc.
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Novosibirsk Integrated Tin Works
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	Poongsan Corporation
Tin	POSCO
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa
Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT HP Metals Indonesia

Tin	PT Justindo
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama
Tin	PT Refined Banka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Supra Sukses Trinusa
Tin	PT Tambang Timah
Tin	PT Timah (Persero), Tbk
Tin	PT Tinindo Inter Nusa
Tin	PT Yinchendo Mining Industry
Tin	Pure Technology
Tin	Rui Da Hung
Tin	Senju Metal Industry Co., Ltd.
Tin	SGS
Tin	SIPI Metals Corp.
Tin	Soft Metais, Ltda.
Tin	Technic Inc.
Tin	Thaisarco
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Xianghualing Tin Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. Corp.
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Golden Egret Special Alloy Co. Ltd
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.
Tungsten	Izawa Metal Co., Ltd
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangsu Hetian Technological Material Co.,Ltd
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Tungsten Industry Group Co Ltd
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Nippon Tungsten Co., Ltd.
Tungsten	North American Tungsten
Tungsten	Sunaga Tungsten Industrial Co., Ltd.
Tungsten	Tamano Smelter, Hibi Kyodo Smelting Co., Ltd
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Voss Metals Company, Inc.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Countries of origin identified are believed to be: Angola, Argentina, Armenia, Australia, Austria, Belarus, Belgium, Bermuda, Bolivia, Brazil, Burundi, Canada, Chile, China, Czech Republic, Dominican Republic, DRC- Congo (Kinshasa), Estonia, Ethiopia, Fiji, France, Germany, Ghana, Greece, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Recycle/Scrap, Romania, Russia, Rwanda, Saudi Arabia, Sierra Leone, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Vietnam, Zambia, Zimbabwe. Covered Countries were identified only for audited smelters/refiners.

The following facilities were validated as smelters/refiners or have been audited by the CFSI, but country of origin information was not available. We continue to engage with our suppliers to determine the source of 3TG processed at the following facilities and to engage in efforts to determine the mine or location of origin of the 3TG used with greater specificity.

Gold	ASARCO Incorporated
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)
Gold	Hunan Chenzhou Mining Group Co., Ltd.**
Gold, Tin	Ishifuku Metal Industry Co., Ltd.*
Gold	OJSC Novosibirsk Refinery
Gold	Shandong Tarzan Bio-Gold Co Ltd
Gold	Sichuan Tianze Precious Metals Co., Ltd
Gold, Tin	TongLing Nonferrous Metals Group Holdings Co., Ltd.
Gold	Umicore SA Business Unit Precious Metals Refining*
Tantalum	D Block Metals, LLC
Tantalum	Gannon & Scott
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Smelting GmbH & Co.KG*

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd
Tantalum, Tin, Tungsten	JX Nippon Mining & Metals Co., Ltd.
Tantalum	Mineração Taboca S.A.**
Tantalum	Solikamsk Metal Works*
Tantalum	XinXing Haorong Electronic Material Co., Ltd.
Tin	CV Gita Pesona
Tin	CV Venus Inti Perkasa
Tin	Dowa Mining Co., Ltd.**
Tin	Elmet S.A. de C.V.
Tin	Japan New Metals Co., Ltd.**
Tin	Mitsui Mining and Smelting Co., Ltd.**
Tin	PBT
Tin	Phoenix Metal Ltd
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Donna Kembara Jaya
Tin	PT Fang Di MulTindo
Tin	PT HANJAYA PERKASA METALS
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Panca Mega Persada
Tin	PT Rajwa International
Tin	PT Seirama Tin investment
Tin	PT Singkep Times Utama
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tin	PT WAHANA PERKIT JAYA
Tin, Tungsten	Sumitomo Metal Mining Co., Ltd.**
Tin	Umicore SA Business Unit Precious Metals Refining
Tin	Vale Inco, Ltd.
Tin	VQB Mineral and Trading Group JSC
Tungsten	ABS Industrial Resources Ltd
Tungsten	Air Products
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chuangda Metallurgy Group Co. Ltd.
Tungsten	Jiangxi Richsea New Materials Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Mitsubishi Materials Corporation**
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC

Tungsten	Sanher Tungsten Vietnam Co., Ltd.
Tungsten	TaeguTec Ltd.
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd
Tungsten	Zigong Cemented Carbide Co., Ltd.

* Facility has obtained a conflict free audit although country of origin information is not available to Orbital ATK.

** Facility has obtained a conflict free audit for a metal different from the one listed in this table.